 News Release

For Information Contact:

Jerald K. Dittmer, Vice President and CFO (563) 264-7400
Melinda C. Ellsworth, Vice President, Treasurer and Investor Relations (563) 264-7406

HNI Corporation Announces Acquisition of Omni

MUSCATINE, Iowa (July 1, 2004) - HNI Corporation (NYSE: HNI) announced today that it has signed an agreement to purchase a controlling interest in Omni Remanufacturing, Inc.  Headquartered in Minneapolis, MN.  Omni is comprised of two divisions - IntraSpec Solutions (formerly Revest Midwest), a panel systems re-manufacturer, and A&M Business Interior Services, an office furniture services company.  Omni has sales in excess of $25 million.

The acquisition is expected to close July 6, 2004.  HNI is making the purchase with existing cash.  Omni is expected to immediately add to HNI earnings.

Omni, led by President Tim Anderson and the management teams of IntraSpec Solutions and A&M Business Interior Services, will continue to operate as focused, stand-alone entities with distinct strategies and business models appropriate for the unique segments of the markets they serve.  Tim Anderson will maintain an ownership position and plans to continue aggressive profitable growth of Omni.  The companies will continue to serve their customers through their sales and dealer networks.

"This acquisition supports our strategy of operating through decentralized businesses, focusing on distinct segments of the office furniture market, to achieve long-term value creation for our stakeholders," said Stan A. Askren, President and CEO, HNI Corporation.

 "This is a great opportunity to build on Omni's unique business models and to enter segments of the market we have not previously been in, while leveraging HNI's lean enterprise practices and financial resources to achieve greater cost efficiencies and accelerated growth," said Mr. Askren.

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HNI Corporation provides products and solutions for the home and workplace environments and is the second largest office furniture manufacturer in the United States.  HNI Corporation is also the nation's leading manufacturer and marketer of gas- and wood-burning fireplaces.  The company's strong brands, including HON®, Allsteel®, Gunlocke®, Paoli®, Heatilator® and Heat-N-Glo®, have leading positions in their markets. HNI Corporation is committed to maintaining its long-standing corporate values of integrity, financial soundness and a culture of service and responsiveness. By doing so, the company was recognized for the sixth consecutive year as one of the 400 Best Big Companies in America by Forbes Magazine in 2004, and one of America's Most Admired Companies in the furniture industry by Fortune Magazine in 2004, and as one of the Best Managed Companies in America by Forbes Magazine in 2004.  HNI Corporation's common stock is traded on the New York Stock Exchange under the symbol HNI.  More information can be found on the Company's website at www.hnicorp.com.

Forward-looking Statements
Statements in this news release that are not strictly historical, including statements as to plans, objectives, and future financial performance, are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results, particularly those with respect to expected earnings for the remainder of the fiscal year.  These risks include, among others: the potential that the closing conditions to complete the acquisition are not satisfied; the potential that the acquisition does not add to earnings; the Corporation's ability (a) to realize financial benefits from its cost containment and business simplification initiatives, and (b) to realize financial benefits from investments in new products; lower than expected demand for the Company's products due to uncertain political and economic conditions; competitive pricing pressure from foreign and domestic competitors; and other factors described in the Company's annual and quarterly reports filed with the Securities and Exchange Commission on Forms 10-K and 10-Q.

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